UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive information statement

TINGO, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

Tingo, Inc.

11650 South State Street

Suite 240

Draper, UT 84020

USA

+1 385 463 8168

Fax: +1 212 671 1534

www.tingoinc.com

April 28, 2023

Dear Stockholders:

This Notice and accompanying Information Statement is being furnished to the holders of common stock of Tingo, Inc. (“we,” “us,” “our,” “Tingo” or the “Company”), a Nevada corporation. We are not soliciting your proxy and you are requested not to send us a proxy. This Information Statement is the consequence of the Company changing its corporate name from Tingo, Inc. to Agri-Fintech Holdings, Inc. (the “Name Change”) and the amendment and restatement of the Company’s Articles of Incorporation to reflect the Name Change.

In connection with the foregoing, and in furtherance of the Name Change, we are notifying you of the following actions taken by holders of a majority of our voting shares:

•	approval of the Name Change; and

•	Approval of the amendment and restatement of the Company’s Articles of Incorporation to reflect the Name Change (the “Restated Charter”).

The Name Change and Restated Charter (collectively, the “Actions”) are each described in more detail in the Information Statement attached to this Notice. I encourage you to read the Information Statement in its entirety. This Notice and accompanying Information Statement is being mailed on or about April 28, 2023 to stockholders of record as of the close of business on April 28, 2023 (the “Record Date”).

BOARD APPROVAL

The Tingo Board of Directors (“Board”) has (i) determined that it is advisable, fair to, and in the best interests of the Company and its stockholders to effect the Name Change, (ii) adopted the Restated Charter and approved the transactions contemplated thereby, and (iii) recommended that the stockholders of the Company approve each of the Actions in their entirety.

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RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

Charter, Bylaws, and Statutory Requirements

Tingo Articles of Incorporation. Our Articles of Incorporation presently provide for two classes of voting stock: Class A common stock and Class B common stock. Shares of Class A common stock carry one (1) vote per share and are entitled to customary dividend and liquidation rights afforded to common stockholders under Nevada law. Shares of Class B common stock carry ten (10) votes per share and, while not entitled to dividend, liquidation, conversion, or economic rights of any kind, are entitled to vote together with holders of Class A common stock on all matters. Based upon the number of shares of Class A common stock and Class B common stock outstanding as of the date of this Information Statement, the number of votes representing a majority of the voting rights held by Class A and Class B common stockholders is 938,758,106.

Tingo Bylaws. Section 2.9 of our Bylaws permits the holders of a majority of our voting securities to take an action by written consent on behalf of all stockholders, provided that ‘prompt’ notice of such action is provided to all non-consenting stockholders. This Information Statement constitutes the required notice under our Bylaws.

NRS Provisions. Section 78.320(1) of the Nevada Revised Statutes (“NRS”) requires that, regarding a vote of our stockholders, an action by our stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. NRS Section 78.320(2) further states that, unless otherwise provided in our Articles of Incorporation or Bylaws, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power of the Company. If the Actions were not adopted by majority written consent pursuant to Section 78.320(2), each of the Actions would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving them.

Vote Obtained. As of the Record Date, the Company had authorized capital stock consisting of 2,500,000,000 shares, of which 2,250,000,000 are Class A common stock, 200,000,000 are Class B common stock, and 50,000,000 are undesignated preferred stock. As of the Record Date and the date of this Notice and Information Statement, the Company had 1,227,516,211 shares of Class A common stock, representing as many votes, issued and outstanding, and 65,000,000 shares of Class B common stock, representing 650,000,000 votes, issued and outstanding. On April 28, 2023, the Secretary of the Company received the written consent of shareholders collectively holding 839,512,750 shares of our Class A common stock and 61,000,000 shares of our Class B common stock, or 77.20% of the total voting power of our common stock, approving the Actions. No further vote of our stockholders is required to affect the Actions, which are expected to become effective on or about May 18, 2023.

The transfer agent for our common stock is Securities Transfer Corporation, 2901 N. Dallas Parkway, Plano, TX 75093.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Actions. The stockholders that have consented to the Actions collectively hold a majority of the Company’s outstanding common stock and, accordingly, such stockholders have sufficient voting rights to approve the Actions.

Under Nevada law, the effective date of the Actions is twenty (20) days following the giving of notice of the Actions to all other stockholders. This Notice and accompanying Information Statement constitutes the required notice under Nevada law, as well as pursuant to applicable requirements of the Securities Exchange Act of 1934, as amended.

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DEFINITIVE INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being sent to stockholders of Tingo, Inc. (hereafter, “we,” “us,” “our,” “Tingo,” or the “Company”) in connection with the following actions taken by holders of a majority of the voting power of our outstanding voting securities (collectively referred to in this Information Statement as the “Actions”):

•	approval of the change of the Company’s corporate name from ‘Tingo, Inc.’ to ‘Agri-Fintech Holdings, Inc.’ (“Name Change”); and

•	approval of the amendment and restatement of the Company’s Articles of Incorporation to reflect the Name Change (“Restated Charter”).

        Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Regulation 14C and Schedule C thereunder, this Information Statement will be mailed out on or about April 28, 2023 (the “Mailing Date”) to the Company’s shareholders of record, as of April 28, 2023 (the “Record Date”). As of the Record Date, we had outstanding 1,227,516,211 shares of Class A common stock and 65,000,000 shares of Class B common stock. We have no other shares of voting stock outstanding.

This Information Statement is being circulated to advise our shareholders of the Actions described above. Nevertheless, pursuant to Rule 14c-2 of the Exchange Act, the Actions will not be effective until 20 days after the Mailing Date. We anticipate that the effective date of the Actions to be on or about May 18, 2023 (the “Effective Date”).

ABOUT THE COMPANY’S NAME CHANGE AND RELATED ACTIONS

The discussion below describes the Actions taken by holders of a majority of our voting shares and the reasons considered by the Board in also approving the Actions. This discussion may not contain all of the information that is important to you. To understand the Actions, you should carefully read this entire Information Statement. You should also read the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q, as amended, for the quarter and nine months ended September 30, 2022. Please see “Where You Can Find More Information” beginning on page 9.

The Company

The Company is a Nevada corporation organized in February, 2015 whose shares are traded on OTC Markets under the symbol ‘TMNA’. As described further below, prior to the Company’s sale of its sole operating subsidiary, Tingo Mobile Limited (“Tingo Mobile”), the Company was an Agri-Fintech operating company offering a comprehensive platform service through use of smartphones – ‘device as a service’ (using GSM technology) to empower a marketplace to enable subscribers/farmers within and outside of the agricultural sector to manage their commercial activities of growing and selling their production to market participants both domestically and internationally. The Company is led by its CEO, Dozy Mmobuosi, and an experienced management team and board of directors. The Company’s principal executive offices are located at 11650 South State Street, Suite 240, Draper, UT 84020, and its telephone number is (385) 463-8168.

Sale of Tingo Mobile

As described more fully in the Company’s Annual Report on Form 10-K, on December 1, 2022, the Company sold Tingo Mobile to MICT, Inc., a Nasdaq-traded financial services company, via a multi-phase forward triangular merger (such transaction is hereinafter referred to as the “Merger”). Subsequent to the Merger, MICT, Inc. changed its corporate name to ‘Tingo Group, Inc.’ and presently trades under the ticker symbol ‘TIO’ (we refer to Tingo Group, Inc. hereinafter as “TIO”). As consideration for the Merger, the Company received various equity securities of TIO, including two series of preferred stock that will, if converted into TIO common stock, enable the Company to obtain a 75.0% shareholding in TIO. As a result of the Merger and associated sale of Tingo Mobile, the Company became a holding company instead of an operating company and, on a temporary basis, became subject to the Investment Company Act of 1940.

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Change of TIO’s Corporate Name

In connection with the Merger and its acquisition of Tingo Mobile from the Company, on February 23, 2023, TIO changed its corporate name from ‘MICT, Inc.’ to ‘Tingo Group, Inc.’, inasmuch as the operations of Tingo Mobile became the predominant operations within TIO.

Change of Our Corporate Name

Due to the substantial change in the Company’s business resulting from the Merger and following TIO’s name change, the Board determined to change the Company’s corporate name from ‘Tingo, Inc.’ to ‘Agri-Fintech Holdings, Inc.’, principally for the following reasons:

•	to more accurately reflect the nature of the current business of the Company as a holding company;
•	to maintain the Company’s identification with the agri-fintech sector; and

•	to avoid any confusion in the marketplace regarding TIO and its direct ownership of the operations of Tingo Mobile.

The Name Change requires an amendment to the Company’s Articles of Incorporation. The Board and holders of a majority of our voting securities approved the Name Change and the Restated Charter but, notably, did not approve any other changes to our Articles of Incorporation.

The change to our Articles of Incorporation resulting from the name change will not adversely affect our stockholders. We have attached a copy of the Restated Charter to this Information Statement.

Appraisal or Dissenters’ Rights

Holders of our Class A or Class B common stock will not be entitled to exercise appraisal or dissenters’ rights under Nevada law in connection with the Actions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AS OF THE DATE OF THE INFORMATION STATEMENT

Class A Common Stock

The following table shows the amount of the Company’s Class A common stock beneficially owned (unless otherwise indicated) as of April 28, 2023, by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Class A common stock, (2) each director of the Company, (3) each named executive officer, and (4) all directors and executive officers as a group. The applicable percentage ownership is based upon 1,227,516,211 shares of Class A common stock issued and outstanding.

The number of shares of Class A Common stock beneficially owned by each entity, person, director, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of April 28, 2023, or within 60 days after April 28, 2023, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge, each individual has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Adewale Adebayo	6,153,775	—	6,153,775	*
Rory Bowen(1)	6,573,447	—	6,573,447	*
John Brown	10,000,000	—	10,000,000	*
Christopher Cleverly	11,573,447	—	11,573,447	*
Kenneth Denos(1)	11,573,447	—	11,573,447	*
Gurjinder Johal	6,500,000	—	6,500,000	*
Leslie Kasumba	1,229,378	—	1,229,378	*
Dozy Mmobuosi(2)	148,309,577	691,203,173	839,512,750	68.39%
Onyekachi Onubogu	6,376,273	—	6,376,273	*
Dakshesh Patel	11,573,447	—	11,573,447	*
Derrick Randall	6,146,894	—	6,146,894	*
Tingo International Holdings, Inc.	691,203,173	—	691,203,173	56.31%
All directors and executive officers as a group (11 persons	226,009,685	691,203,173	917,212,173	74.72%

*	Indicates less than one percent.

(1)	Mr. Bowen serves as the Company’s Chief of Staff. Mr. Denos serves as the Company’s Executive Vice President and General Counsel, neither of Messrs. Bowen or Denos are directors of the Company.

(2)	Includes 691,203,173 shares held by Tingo International Holdings, Inc. of which Mr. Mmobuosi is the Chief Executive Officer and controlling beneficial owner.

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Class B Common Stock

The following table shows the amount of the Company’s Class B common stock beneficially owned (unless otherwise indicated) as of April 28, 2023, by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Class B common stock, (2) each director of the Company, (3) each named executive officer, and (4) all directors and executive officers as a group. The applicable percentage ownership is based upon 65,000,000 shares of Class B common stock issued and outstanding.

The number of shares of Class B Common stock beneficially owned by each entity, person, director, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of April 28, 2023, or within 60 days after April 28, 2023, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge, each individual has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Adewale Adebayo	—	—	—	*
Rory Bowen(1)	—	—	—	*
John Brown	—	—	—	*
Christopher Cleverly	—	—	—	*
Kenneth Denos(1)	—	—	—	*
Gurjinder Johal	—	—	—	*
Leslie Kasumba	—	—	—	*
Dozy Mmobuosi	61,000,000	—	61,000,000	93.85%
Onyekachi Onubogu	—	—	—	*
Dakshesh Patel	—	—	—	*
Derrick Randall	—	—	—	*
All directors and executive officers as a group (11 persons)	61,000,000	—	61,000,000	93.85%

*	Indicates less than one percent.

(1)	Mr. Bowen serves as the Company’s Chief of Staff. Mr. Denos serves as the Company’s Executive Vice President and General Counsel, neither of Messrs. Bowen or Denos are directors of the Company.

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Combined Voting Power of Class A and Class B Common Stock

The following table shows the total combined voting power of the Company’s Class A and Class B common stock beneficially owned (unless otherwise indicated) as of April 28, 2023, by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Class A common stock, (2) each director nominee of the Company, (3) each named executive officer, and (4) all directors and executive officers as a group. The applicable percentage ownership is based upon 1,877,516,211 votes, represented by 1,227,516,211 shares of Class A common stock issued and outstanding (1,227,516,211 votes) and 65,000,000 shares of Class B common stock issued and outstanding (650,000,000 votes).

The number of votes held by each entity, person, director, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership of our securities for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of April 28, 2023, or within 60 days after April 28, 2023, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge, each individual has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the table.

Name	Class A Common Stock Votes	Class B Common Stock Votes	Total	Percent of Total Votes
Adewale Adebayo	6,153,775	—	6,153,775	*
Rory Bowen(1)	6,573,447	—	6,573,447	*
John Brown	10,000,000	—	10,000,000	*
Christopher Cleverly	11,573,447	—	11,573,447	*
Kenneth Denos(1)	11,573,447	—	11,573,447	*
Gurjinder Johal	6,500,000	—	6,500,000	*
Leslie Kasumba	1,229,378	—	1,229,378	*
Dozy Mmobuosi(2)	839,512,750	610,000,000	1,449,512,750	77.20%
Onyekachi Onubogu	6,376,273	—	6,376,273	*
Dakshesh Patel	11,573,447	—	11,573,447	*
Derrick Randall	6,146,894	—	6,146,894	*
Tingo International Holdings, Inc.	691,203,173	—	691,203,173	36.81%
All directors and executive officers as a group (11 persons	917,212,858	610,000,000	1,527,212,858	81.34%

*	Indicates less than one percent.

(1)	Mr. Bowen serves as the Company’s Chief of Staff. Mr. Denos serves as the Company’s Executive Vice President and General Counsel, neither of Messrs. Bowen or Denos are directors of the Company.

(2)	Includes 691,203,173 shares held by Tingo International Holdings, Inc. of which Mr. Mmobuosi is the Chief Executive Officer and controlling beneficial owner.

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HOUSEHOLDING OF MATERIALS

SEC rules permit registrants to send a single Information Statement to any household at which two or more stockholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of common stock. If your family has multiple accounts by which you hold common stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the Information Statement or wish to revoke your decision to household, and thereby receive multiple Information Statements. Those options are available to you at any time.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the matters acted upon by our shareholders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act relating to our business, financial condition and other matters. Such reports and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of such information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains an internet website located at www.sec.gov, which contains reports, proxy statements and other information that we file with the SEC electronically via the EDGAR system.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kenneth I. Denos
Secretary

April 28, 2023

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